UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 1, 2007

Metal Management, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-33044	94-2835068
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

325 N. LaSalle St., Suite 550, Chicago, Illinois		60610
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 645-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Metal Management, Inc. (the "Company") has adopted the Metal Management, Inc. Non-Qualified Deferred Compensation Plan (the "Plan") effective January 1, 2007. The Plan covers certain highly compensated employees (as designated by the Board of Directors) who are no longer allowed to contribute to the Company's 401(k) plan, including the Company's named executive officers. An eligible employee must elect to participate in the Plan prior to the beginning of the calendar year and such election is non-revocable.

The Plan was designed to closely mirror the Company's 401(k) plan and allows participants the option of deferring their cash compensation up to amounts permitted by IRS regulations for 401(k) plans. Each participant in the Plan will also receive a matching contribution identical to the Company’s 401(k) plan (currently 50% of the first 6% contributed by Plan participants) and a discrentionary contribution not to exceed $5,000 per year. Both participant and Company contributions are 100% vested immediately.

A participant’s interest in the Plan will be maintained in a bookkeeping account that the participant may elect to invest in any of several hypothetical investment options. The Company will recognize a liability equal to the participants' and Company contributions and investment gains and losses. The obligations under the Plan will be general unsecured obligations of the Company to pay money in the future.

Participants may elect to receive a distribution of their deferral account in accordance with the payment date selected by the participant, which date may not be earlier than three years from the deferral election date. Upon a participant’s death or disability, seperation from severice or a change in control of the Company, a participant will receive a distribution in one lump sum in cash as soon as practicable following the date of the qualifying distribution.

The Company has established a "rabbi trust" to help satisfy payment obligations under the Plan. The assets in the "rabbi trust" belong to the Company and are subject to the claims of the Company's creditors. The Company's board of directors reserves the right at any time to amend or terminate the Plan in whole or in part.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metal Management, Inc.

January 3, 2007	By:	/s/ Robert C. Larry

Name: Robert C. Larry
Title: Executive Vice President and Chief Financial Officer